Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:    Glenn Eanes

  Vice President and Treasurer

  540-665-9100

AMERICAN WOODMARK CORPORATION
DECLARES CASH DIVIDEND

Winchester, Va. (May 30, 2006) — American Woodmark Corporation (NASDAQ/NM: AMWD) today announced a quarterly cash dividend of $0.03 per share to be paid on June 23, 2006, to shareholders of record on June 15, 2006.

American Woodmark Corporation, located in Winchester, Virginia, is the third largest manufacturer of kitchen and bath cabinets in the United States. Offering more than 320 cabinet lines in a wide variety of designs, materials and finishes, American Woodmark products are sold through a network of dealers and distributors and directly to home centers and major home builders. The Company currently operates 15 manufacturing facilities in Arizona, Georgia, Indiana, Kentucky, Maryland, Minnesota, Oklahoma, Tennessee, Virginia and West Virginia, as well as various service centers across the country.   To find out more about American Woodmark, and view its vast array of cabinet styles, visit its web site at www.americanwoodmark.com.

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